                                                                    EXHIBIT 12.1



                                                                                   Year Ended December 31,
                                                                1999          1998          1997          1996          1995
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                                                                                    (amounts in thousands)
Net loss                                                       $(719,968)    $(124,546)    $ (31,020)    $  (6,246)    $    (303)

Equity in losses of equity-method investees                       76,769         2,905          --            --            --

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Net loss before equity in losses of equity-method investees     (643,199)     (121,641)      (31,020)       (6,246)         (303)
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Plus fixed charges:
      Interest expense including amortization
          of debt issuance costs                                  84,566        26,639           326             5          --
      Assumed interest element included in
          rent expense (1)                                         4,732         2,833           700            90             4
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                                                                  89,298        29,472         1,026            95             4
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      Adjusted earnings (loss)                                  (553,901)      (92,169)      (29,994)       (6,151)         (299)
      Fixed charges                                              (89,298)      (29,472)       (1,026)          (95)           (4)
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                                                               $(643,199)    $(121,641)    $ (31,020)    $  (6,246)    $    (303)
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

(1) total rent expense for the period times the Company's estimated incremental borrowing rate. This is the portion of rental expense which the Company believes to be representative of interest cost.